Cohen & Co

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2026, relating to the financial statements and financial highlights of Victory Portfolios comprising Victory RS Partners Fund, Victory RS Value Fund, Victory RS Large Cap Alpha Fund, Victory RS Investors Fund, Victory Global Energy Transition Fund, Victory RS Small Cap Growth Fund, Victory RS Select Growth Fund, Victory RS Mid Cap Growth Fund, Victory RS Growth Fund, Victory RS Science and Technology Fund, Victory RS International Fund, Victory RS Global Fund, Victory Low Duration Bond Fund, Victory High Yield Fund, and Victory Floating Rate Fund, which are included in Form N-CSR for the year ended December 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

April 28, 2026